Exhibit 23.1

Getaway2golfonline.com
4790 Caughlin Pkwy, Ste 387
Reno, NV 89519

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 17, 2011, in the Registration Statement (Form S-1) and related Prospectus of Getaway2golfonline.com.

/s/    KCCW Accountancy Corp
Diamond Bar, California
June 24, 2011

KCCW Accountancy Corp.  22632 Golden Springs Dr. #230, Diamond Bar, CA 91765 USA
Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com